Exhibit 10.35

**** INDICATES CONFIDENTIAL MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SEPARATELY WITH A REQUEST FOR CONFIDENTIAL TREATMENT.

PV Module Sales Contract

    Contract No.: 2010-JKZJXS-0022-01

This Sales Contract (“Contract”) is made on 8 October 2010 (“Execution Date”) at Pudong District, Shanghai China, by and between:

(1)	The Buyer: Enfinity Asia Pacific Limited

Address: 1705-06 Office Tower, Convention Plaza, 1 Harbour Road, Wanchai, Hong Kong

Tel.: +852 2111 2814

Fax: +852 2111 1664

(2)	The Seller: Jinko Solar Import and Export Co. Ltd.

Address: Xuri District, Shangrao Economic Development Zone, Jiangxi Province, P.R.C.

Tel: +86-793-8469699

Fax: +86-793-8461152

It is hereby agreed as follows:

1.	Definitions

1.1	“Goods” means Photovoltaic Solar Modules with specification stipulated in this Contract.

1.2	“Proforma Invoice” (hereinafter referred to as “PI”) means the written document prepared by the Seller in accordance with the Purchaser Order issued by the Buyer to the Seller, indicating the detailed power, quantity, payment terms, prices and shipment date for each shipment.

1.3	“Purchase Order” (hereinafter referred to as “PO”) means document issued by the Buyer in accordance with this Contract to the Seller, indicating the quantity, the prices, the requested delivery date, and the destination port.

2.	Duration of the Contract

This Contract shall be effective upon being signed and sealed by both parties. Unless the Contract is terminated in accordance with the Article 6, it will remain in full force and effect until Goods were delivered and the Seller received the payment in full amount in accordance with the Article 4.3 and Article 4.6.

3.	Purpose and Implementation of the Contract

The Seller undertakes to manufacture and sell to the Buyer and the Buyer undertakes to purchase the Goods from the Seller under the schedule and at the price agreed in Article 4.2.

PI and PO are used for the sole purpose of administration and information (such as import and export) to specify the exact power, quantity and shipment date of each shipment and the Contract is legally binding even without PI and PO. Once the Seller issues the PI according to the PO, the Buyer shall accept the delivery and make the payment according to Article 4.

The Buyer shall issue the PO according to the terms and conditions of this Contract quarterly at least **** days before each quarter. The Seller shall accept and confirm the PO if such PO is issued according to this Contract. If the Seller accepts such PO, it shall confirm the PO by signing and returning by facsimile or email the signed PO together with a PI to the Buyer issued in accordance with the PO. The Buyer shall acknowledge receipt of the PI by signing and returning by facsimile or email the signed PI to the Seller within **** days upon its receipt. If the Buyer fails to acknowledge the PI within the stipulated time, then that particular shipment of the Goods shall follow the PO confirmed by the Seller and it shall not affect the validity of this Contract or the obligations of the Buyer to take delivery of the shipments under the Contract. However, in case the Buyer fails to issue the PO within the designated period, the Seller shall be entitled to adjust the Expected Time of Shipment.

****	Confidential material omitted and filed separately with the Commission.

4.	Contract Provision

4.1	Specification of Goods

60-cell Module made with 156×156 mm Multi-crystalline Solar cells with rated power 230 Wp, 235 Wp and 240 Wp with the following data sheet:

•	Power tolerance: 0~+3.0%

•	Maximum system voltage: DC 1000 Voltage

•	Dimension 1650*992*45mm

•	Certificate: IEC、 UL、 CSA、 MCS

Packing details: 20 pcs/pallet, 28pallets/40ft, 560 pcs/40ft

72-cell Module made with 125×125 mm Mono-crystalline Solar cells with rated power 185 Wp , 190Wp, 195 Wp and 200 Wp with the following data sheet:

•	Power tolerance: 0~+3.0%

•	Maximum system voltage: DC 1000 Voltage

•	Dimension 1580*808*35mm

•	Certificate: IEC、CSA、MCS

Packing details: 28 pcs/pallet, 28pallets/40ft, 784 pcs/40ft

96-cell Module made with 125×125 mm Mono-crystalline Solar cells with rated power 245 Wp, 250Wp, 255 Wp and 260 Wp with the following data sheet:

•	Power tolerance: 0~+3.0%

•	Maximum system voltage: DC 1000 Voltage

•	Dimension 1575*1082*45mm

Packing details: 20 pcs/pallet, 28pallets/40ft, 560 pcs/40ft

During the term of the Contract, the Seller may, but is not obligated to, make use of improved technology to produce the Goods so that the quality of the Goods delivered as compared to the specifications mentioned in this Article such as, but not limited to, power, cells type, back sheet, cells number, junction box, and connectors, may be different but will not be worse.

4.2	Price and Volume

Expected Time of Shipment	Products	Committed Quantity (MW)	Reference ASP CIF (USD/Watt)	Total Amount (USD)
**** 2011	JKM/230P/2 35P/240P- 60 JKM185M/1 90M/195M/ 200M-72 JKM245M/2 50M/255M/ 260M-96		****
**** 2011
**** 2011
Subtotal		****		****
**** 2011
**** 2011
**** 2011
Subtotal		****		****
**** 2011
**** 2011
**** 2011
Subtotal		****		****
**** 2011
**** 2011
**** 2011
Subtotal		****		****

Total		100		****

(i)	Subject to Article 4.2(iii) below, the Seller undertakes to manufacture and sell and the Buyer undertakes to purchase a quantity of Goods (****% of which areJKM185M/190M/195M/200M-72, ****% of which are either JKM230P/235P/240P-60 or JKM245M/250M/255M/260M-96 or combination of both) in total amount of 100 MW in accordance with the above Schedule (“Committed Quantity”).

****	Confidential material omitted and filed separately with the Commission.

(ii)	Price adjustment

A.	The unit purchase price for Goods of the first quarter 2011 shall be benchmarked against a fixed rate of **** USD per watt (“Benchmark Price”). The Parties shall review the purchase price of the Goods **** days prior to the beginning of first quarter. In case the spot price for the Goods, compared with the Benchmark Price, fluctuated above or below ****%, the Parties shall initiate negotiation to adjust the purchase price in good faith.

B.	The unit purchase price for Goods of the subsequent quarters in 2011 (after Quarter 1) shall be benchmarked against the previous purchase price of the Goods of the previous quarter (“Previous Price”). The Parties shall review the purchase price of the Goods **** days prior to the beginning of each quarter. In case the spot price for the Goods, compared with the Previous Price, fluctuated above or below ****%, the Parties shall initiate negotiation to adjust the purchase price in good faith.

(iii)	In the event the Parties fail to reach an agreement on the price and/or the fluctuation rate at least **** days prior to the commencement of the following quarter, the Committed Quantity for the following quarter in which the price is not fixed shall be cancelled on the first day of such quarter and the Buyer is not obliged to purchase and the Seller is not obliged to sell the Goods under the Committed Quantity for such quarter. In case the Parties fail to reach an agreement on the price and/or the fluctuation rate at least **** days prior to the commencement of the Q4 2011, this Contract shall be terminated on the first day of the Q4 2011 and both parties are not liable for any damages for such early termination save and except those claims and warranties under Article 5 for the Goods which have been shipped and the right and obligation under the Article 7.

(iv)	The purchase price for each shipment will be calculated based on the cumulative nominal power output of the solar modules as recorded on the PI and/or the PO, as the case may be.

(v)	The export port is Shanghai, China, and the destination port is European main port. The destination port shall be notified by the Buyer to the Seller within 30 days before the month of shipment.

4.3	Payment Terms

(i)	Down Payment:

**** USD shall be paid by the Buyer as the down payment (“Down Payment”) in the following manner:

a)	The Buyer shall pay the first tranche of Down Payment in the sum of **** USD by T/T within **** calendar days from the signing date of this Contract after receiving from the Seller a Bank Guarantee in the sum of **** USD;

b)	The Buyer shall pay the second tranche of Down Payment in the sum of **** USD by T/T within first week of Q1 2011 after receiving from the Seller a second Bank Guarantee in the sum of **** USD.

The aforementioned 2 Bank Guarantees shall be in the form acceptable to the Buyer which contains an irrevocable undertaking by the bank to pay the respective sum in the Bank Guarantees to the Buyer in the event that Contract is terminated by the Buyer according to the Contract due to the Seller’s breach of his obligations under this Contract.

The Down Payment paid to the Seller shall be used for settlement of part payment of the purchase price of each monthly shipment. ****% of the purchase price of each monthly shipment other than the last shipment shall be paid and deducted from the Down Payment. All remaining Down Payment with the Seller before the last shipment shall be used for settlement of part payment of the purchase price of last shipment under this Contract provided that in the event that this Contract is terminated due to failure of reaching an agreement between the parties on the price and/or the fluctuation rate in accordance with Article 4.2(iii), all remaining Down Payment shall be refunded to the Buyer by the Seller within **** working days after the termination of this Contract.

****	Confidential material omitted and filed separately with the Commission.

(ii)	The remaining payment:

The balance of the purchase price for each monthly shipment (except that for the last-month shipment, the balance of the purchase price for each monthly shipment is equivalent to ****% of the total monthly purchase price. The balance of the purchase price for the last-month shipment shall be the purchase price of last-month shipment deducting all remaining Down Payment) shall be paid by Document against Acceptance (D/A) within **** days after the date of bill of lading.

The Seller shall be entitled to adjust the Expected Time of Shipment and the Committed Quantity as agreed in the Article 4.2, in case the Buyer delays to make payment in accordance with this Article 4.3.

(iii)

The Buyer shall make payment according to this Article 4.3, subject to a grace period of 15 days agreed by both parties. The Buyer shall pay ****% of the due payment per day as liquidated damages starting from the **** day after the due date. However, such liquidated damages shall be subject a cap of ****% of the due payment. Without prejudice to the other rights of Seller to be compensated under this Contract, the Seller shall be entitled to terminate this Contract if the late payment lasts for more than **** weeks since the **** day after the due date.

4.4	Shipment

(i)	The Goods shall be shipped on or before the Expected Time of Shipment, only provided that all purchase price, including the each tranche of Down Payment, has been paid by the Seller according to Article 4.3 of this Contract and the PO is placed within the designated period.

(ii)	Meanwhile, if the Seller is not able to ship according to the Committed Quantity for any particular month the Seller is entitled to deliver the quantities in the following month or quarter and the Buyer has the obligation to accept such make-up quantities in the following month or quarter.

(iii)	Without any prejudice to the generality of the foregoing, the Buyer guarantees that the minimum monthly quantity purchased by the Buyer shall not be less than **** of the Committed Quantity for the respective quarter.

(iv)	The Buyer and the Seller agree on a grace period of **** days for late shipment of the Goods from the export port, starting from the anticipated shipment date as mentioned on the PI. The Seller shall pay liquidated damages of ****% of the amount of the PI for the delayed Goods per day until the actual shipment date, calculating from the **** day from the anticipated shipment date. Nevertheless, the maximum liquidated damages shall not exceed the ****% of the amount of the PI for such delayed Goods. Without prejudice to the other rights of Buyer to be compensated under this Contract, the Buyer shall be entitled to terminate this Contract if the late shipment lasts for more than **** weeks since the **** day after the due date.

Risk of loss and damage will be transferred from Seller to Buyer immediately after such Goods has passed over the ship rail at the shipment port. However, the title to each shipment shall be passed to Buyer only after the payment for such shipment has been received in full.

4.5	Currency Fluctuation Control:

Both parties agree that the Purchase Prices as set out in Article 4.2 is the unit price in US dollar calculated based on the exchange rate at 1 USD to 6.688 RMB (“Agreed Rate”), and the exchange rate for each individual Purchase Order under this Contract shall be confirmed after the adjustment in accordance with this Article. Should the market exchange rate between the RMB and US Dollar on the date of the respective Purchase Order change by more than ****% of the Agreed Rate, the Purchase Price shall be adjusted and calculated based on the actual exchange rate on the date of the respective Purchase Order.

****	Confidential material omitted and filed separately with the Commission.

4.6	Seller’s Bank Account:

Bank Name CHINA MERCHANTS BANK, NANCHANG BRANCH

Address     NO.468 DIESHAN ROAD, NANCHANG CITY, JIANGXI PROVINCE, CHINA

SWIFT CMBCCNBS284

BENEFICIARY’s Name       JINKO SOLAR IMPORT AND EXPORT CO., LTD.

BENEFICIARY’s Address Xuri District, Shangrao Economic Development Zone, Jiangxi Province, CHINA

BENEFICIARY’s A/C         791904342932601

5.	Inspection/Claim/Warranty

5.1	Inspection

Within **** days after arrival of the Goods at the port of destination, the Buyer shall conduct an inspection of the Goods in respect of quality, specification and quantity. The Buyer shall make a claim for any non-conformity and quality defect within this period. The said shipment shall be deemed to have been delivered as ordered and the Goods shall be deemed to conform to the agreed products specifications if the Buyer does not notify the Seller of the defect within **** days after the Goods’ arrival at the port of destination.

5.2	Claim

If any of the Goods delivered by the Seller under this Contract is defective or damaged in full or in part for the reason attributable to the Seller, the Buyer shall claim replacement of said defective or damaged Goods within **** days calculating from arrival date at destination port by showing inspection report issued by public recognized inspecting institute selected and confirmed by both parties in advance. The Seller shall replace the defective or damaged Goods thereafter.

5.3	Warranty

The warranty period for material defects and workmanship is 5 (five years) from the date of Shipment.

The warranty period with respect to power output continues for a total of 25 years from date of Shipment, the first 12 years at 90% rated power output at STC and up to 25 years at 80% rated power output at STC.

Other stipulation of warranty is included in Appendix 1- Limited Warranty Policy.

6.	Termination

In addition to the circumstances stipulated in the Article 4.2(iii), 4.3(iii), 4.4(iv) and Article 8, either party shall be entitled to terminate the Contract, if the other party is bankrupt, liquidated or insolvent.

7.	Confidentiality

Either party undertakes that it and its directors, officers, employees, representatives, agents, Contractors or affiliates will fully respect the confidentiality of internal business affairs of the other party. Each of the parties hereby undertakes to treat as confidential all information obtained from the other party or communicated to the receiving party pursuant to this Contract (or through discussions or negotiations prior to the Contract being entered into) or acquired in the performance of the Contract, and will not divulge such information to any person (except to its own employees and then only to employees who need to know the same) and will use such information solely in connection with performing its obligations under this Contract and not for its own benefit or for the benefit of any third party, provided that this Article shall not extend to information:

A.	which is rightfully in possession prior to the commencement of the negotiations resulting in the Contract; or,

B.	which is already public knowledge or becomes so at a further date (other than as a result of breach of this Article); or,

C.	which is communicated or disclosed to the receiving party by a third party lawfully in possession thereof and entitled so to disclose it.

However one party or its affiliate (including parent company, branch or subsidiary) may disclose the content of this Contract if so required by local law or relative government where such party or its affiliate is located.

As required by the applicable securities laws and stock and securities regulatory authority, either party may file a copy of this Contract or disclose information regarding the provisions hereof or performance hereunder.

****	Confidential material omitted and filed separately with the Commission.

8.	Force Majeure

Neither party shall be liable for failure to perform its obligations under the Contract if such failure results from circumstances beyond such party’s reasonable control. Therefore, there is no right to claim any indemnification for such a Force Majeure event which includes fire, flood, typhoon, earthquake, strike and other unforeseeable and unavoidable events.

The affected party will notify the other party as soon as reasonably practicable after the Force Majeure event occurring, and use reasonable endeavors to mitigate the effect of the event and to put right the Force Majeure event as soon as possible.

In case, the Force Majeure occurrence continues for a prolonged period more than 10 weeks, then the Seller or the Buyer shall have the right to terminate the Contract.

Notwithstanding any of the forgoing, Force Majeure shall not apply to obligations of either Party to make payment under this Contract.

9.	Governing Law

This Contract shall be construed under and governed by the laws of People’s Republic of China.

10.	Arbitration

All disputes in connection with this Contract or the execution thereof shall be settled through amicable negotiations. In cases no settlement can be reached, the case may then be submitted for arbitration to the China International Economic and Trade Arbitration Commission in accordance with the procedures promulgated by the said Arbitration Commission. The arbitration shall take place in Shanghai and the decision of the arbitration tribunal shall be final and binding upon both parties; neither party shall seek recourse to a court of law or other authorities to appeal for a revision of the decision. The arbitration fee shall be borne by the losing party.

11.	Liabilities

The Seller limits the liability in respect of any loss or damage whether to property or otherwise, or death or injury to persons arising out of or in connection with the supply of the Goods to a maximum indemnity equivalent to the price of the Goods.

In no event will either party be liable to the other party for loss of profits or for any indirect, incidental, consequential, special, or exemplary damages arising from the breach of this Contract, regardless of the type of claim and even if that party has been advised of the possibility of such damages.

Based on the requirement of Seller’s commercial strategy, Buyer warrants that it shall not resell Seller’s Goods into the country of Israel, failing of which Buyer shall be fully responsible for all of loss of Seller.

Buyer shall be responsible for any loss arising from its failure upon timely receipt of the Goods of Seller at the destination port.

In case that any party terminates the Contract unilaterally without good cause as indicated in Article 6, the terminating party shall pay liquidated damages equal to **** % of the remaining value of the Contract (i.e. the total Goods price of 100MW Products minus the total Goods price of the Products which have been shipped and paid) to the other party without limiting the other party’s other rights under the Contract.

12.	Variation

No amendment to or variation of this Contract shall be effective unless made in writing and signed by the duly authorized representatives of both parties hereto.

****	Confidential material omitted and filed separately with the Commission.

13.	Assignment

Each party shall not in whole or in part, assign, sell, mortgage its interests or rights under this Contract to any third party unless the other party has provided prior written notice of such intention to this party.

14.	Notices

•	All notice shall be written in English and served to the other party by e-mail, fax or courier to the addresses as provided on first page of this Contract.

•	If any changes of the addresses occur, the party, whose address has been changed, shall inform the other party of the change of its address within 10 days after the change.

15.	Third Party

Nothing in this Contract is intended to confer on any person who is not a party hereto any right to enforce any term of this Contract.

16.	Severance

If for any reason any provision contained in the Contract is declared illegal void or unenforceable, all other provisions contained in the Contract shall not be affected and accordingly shall remain in full force and effect.

17.	Language

This Contract is drafted in Chinese and English. In case of any discrepancy between the two versions, the English version shall prevail. This contract is executed in duplicate. Each party holds one version with the same effectiveness.

18.	Appendixes

Any Appendix of this Contract listed below constitutes part of this Contract. If there is any conflict between this Contract and the Appendixes, the content of this main Contract shall prevail.

IN WITNESS WHEREOF, the parties have signed this Contract as of the date first set forth above.

Signature and sealed:

/s/ Kangping Chen	/s/ Gino Van Neer
For and on behalf of	For and on behalf of
Jinko Solar Import and Export Co., Ltd.	Enfinity Asia Pacific Limited

List of Appendix

Appendix 1	Limited Warranty Policy—Jinko Warranty

【The remaining part is intentionally left for blank】

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Limited Warranty for PV Modules

Warranty Terms 2010

Standard PV Module Products (“Modules”) covered by this Limited Warranty for PV Modules (“Warranty”) are:

JKMxxxM-72(xxx=170, 175, 180, 185, 190, 195, 200);

JKMxxxM-96(xxx=220, 225, 230, 235, 240, 245, 250, 255, 260, 265, 270);

JKMxxxP-60(xxx=210, 215, 220, 225, 230, 235, 240, 245, 250);

JKMxxxM-60(xxx=220, 225, 230, 235, 240, 245, 250);

JKMxxxM-72(xxx=250, 255, 260, 265, 270, 275, 280, 285, 290, 295, 300, 305);

JKMxxxP-72(xxx=250, 255, 260, 265, 270, 275, 280, 285, 290, 295, 300, 305).

For the standard solar module types listed above, Jinko Solar Import and Export Co. Ltd. (“Jinko”) shall warrant its Modules’ performance starting from the date of sale to the first customer installing (for their own use) the Modules (“Customer”) or starting at the latest 6 months after Modules dispatch from the Jinko factory, whichever occurs earlier (the “Warranty Start Date”)

1. Limited Product Warranty – Five Year Repair or Replacement

Jinko warrants that the Modules together with the factory-assembled DC connectors and cables are free from defects, if any, in materials and workmanship under normal application, use, installation and service conditions for a period of sixty (60) months from the Warranty Start Date. If Modules become malfunction or inoperative due to defect in material or workmanship during the period of sixty (60) months from the Warranty Start Date, as proved by an independent testing agency whom will be selected and confirmed by Jinko and Customer in advance. Jinko will, at its sole option, either repair or replace the Modules in problem. The repair or replacement remedy shall be the sole and exclusive remedy provided under this Limited Product Warranty and shall not extend beyond the period set forth herein. This Limited Product Warranty does not warrant a specific power output, which shall be exclusively covered under the Section 2 hereinafter (“Limited Peak Power Warranty”).

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2. Limited Peak Power Warranty – Limited Remedy

12 years

Provided that, within a period of twelve (12) years from the Warranty Start Date, any Module exhibits a power output less than 90% of the nominal power as set out in Jinko’s product datasheet, and such loss in power is determined by Jinko, at its sole discretion, is due to the Modules’ defects in material or workmanship attributed to Jinko as proved by an independent testing agency whom will be selected and confirmed by Jinko and Customer in advance. Jinko will, at its sole option and discretion, either (1) make up such loss in power by providing to Customer additional Modules; or (2) repair or replace the defective Modules including free shipping to the place supplied by Jinko.

25 years

Provided that, within a period of twenty-five (25) years from the Warranty Start Date, any Module exhibits a power output less than 80% of the nominal power as set out in Jinko’s product datasheet, and such loss in power is determined by Jinko, at its sole discretion, is due to the Modules’ defects in material or workmanship attributed to Jinko as proved by an independent testing agency whom will be selected and confirmed by Jinko and Customer in advance. Jinko will, at its sole option and discretion, either (1) make up such loss in power by providing to the end-user Customer additional Modules; or (2) repair or replace the defective Modules including free shipping to the place applied by Jinko.

The remedies set forth in Section 2 are the sole and exclusive remedies provided under the Limited Peak Power Warranty.

3. Exclusions and Limitations

(a) Warranty claims, in any event, shall be filed in writing to Jinko or its authorized distributors within the applicable warranty period, not beyond the last day of the applicable period of time as stated above.

(b) The Limited Product Warranty and Limited Peak Power Warranty shall not apply to the Modules which have been subject to:

•	Misuse, abuse, neglect, vandalism or accident;

•	Alteration, improper installation or application;

•	Repair or modifications that do not strictly follow the manufacturer’s instructions;

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•	Non-observance of Jinko’s maintenance instructions;

•	Power failure, electrical spikes or surges, lighting, flood, fire, accidental breakage or other events outside Jinko’s control.

(c) The Limited Product Warranty and Limited Peak Power Warranty do not cover any costs associated with installation, removal or re-installation of the PV-modules and (except as explicitly set forth in the last paragraph of the Section 5) customs clearance or any other costs for return of the Modules.

(d) Warranty claims will not be honored if the type or serial number of Jinko Modules have been altered, removed or made illegible without written authorization from Jinko.

4. Limitation of Warranty Scope

This Warranty as set forth herein are expressly in lieu of and exclude all other express or implied warranties, including but not limited to warranties of merchantability and of fitness for particular purpose, use, or application, and all other obligations or liabilities on the part of Jinko, unless such other obligations or liabilities are expressly agreed to in writing signed and approved by Jinko. Jinko shall have no responsibility or liability whatsoever for damage or injury to persons or property, or for other loss or injury resulting from any cause whatsoever arising out of or related to the Modules, including, without limitation, any defects in the Modules or from use or installation. Under no circumstances shall Jinko be liable for incidental, consequential or special damages, howsoever caused. Loss of use, loss of profits, loss of production, and loss of revenues are specifically and without limitation excluded. Jinko s aggregate liability, if any, in damages or otherwise, shall not exceed the invoice value as paid by the Customer, for the single unit of Modules.

5. Obtaining Warranty Performance

If the Customer has a justified claim covered by this Warranty, an immediate notification directly to Jinko shall be filed by mailing a registered letter in writing to the address of Jinko listed hereunder, or, sending an email letter to the email account of Jinko listed hereunder. Together with the notification, the Customer should enclose the evidence of the claim with the corresponding serial number of the Modules and the date on which the Modules have been purchased. An invoice with clear indication of the purchase date, purchase price, module type, stamp or signature of Jinko or its distributors should also be submitted as part of the evidence.

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If the Modules will be returned for inspection, repair or replacement by Jinko, Jinko will give the Customer a Return Merchandise Authorization (RMA). However, Jinko will not accept a return of any Modules without a RMA. In connection with both the Limited Product Warranty and Limited Peak Power Warranty, Jinko shall reimburse customer for reasonable, customary and documented transportation charges by sea freight for both the return of the Modules and reshipment of any repaired or replaced Modules, only if this cost is authorized by Jinko customer service department.

6. Transferability

This warranty is extended to the original end-user purchaser, and is also transferable to any subsequent owner of the location or holder of the product when Module(s) remain at their original installed location upon satisfactory proof of succession or assignment.

7. Severability

If a part, provision or clause of this Warranty, or the application thereof to any person or circumstance, is held invalid, void or unenforceable, such holding shall not affect and shall leave all other parts, provisions, clauses or applications of this Warranty, and to this end such other parts, provisions, clauses or applications of this Warranty shall be treated as severable.

8. Disputes

In case of any discrepancy in a warranty-claim, a first-class international test-institute such as Fraunhofer ISE in Freiburg/Germany, TÜV Rheinland in Cologne/Germany or ASU Arizona State University shall be involved to judge the claim finally. All fees and expenses shall be born by the losing party, unless otherwise awarded. The final explanation right shall be borne by Jinko.

9. Various

The repair or replacement of the Modules or the supply of additional Modules does not lead to a new commencement of warranty terms, nor shall the original terms of this Warranty be extended. Any replaced Modules shall become the property of Jinko. Jinko shall at its own options to deliver another type of PV Modules (different in size, color, shape, or power), either a new brand or the original one, in case of that Jinko has discontinued producing the module in question at the time of the claim.

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10. Force Majeure

Jinko shall not be in any way be responsible or liable to the Customer or any third-party arising out of any non-performance or delay in performance of any terms and conditions of sale, including this Warranty, due to fire, flood, blizzard, hurricane, thunder, acts of God, changes of public policies, terrorism, war, riots, strikes, unavailability of suitable and sufficient labor or materials and other events which are out of control of Jinko.

NOTE:

“Peak Power” is the power in watt peak that a PV-module generates in its maximum power point under STC condition. ‘STC’ are as follows: (a) light spectrum of AM 1.5, (b) an irradiation of 1,000W/m2 and (c) a cell temperature of 25 degree Centigrade at right angle irradiation. The measurements are carried out in accordance with IEC61215 as tested at the junction box terminals per the calibration and testing standards of Jinko valid at the date of manufacture of the PV-Modules. Jinko’s calibration standards shall be in compliance with the standards applied by international institutions accredited for this purpose.

Jinko Solar Import and Export Co. Ltd.

Add:	1777#Century Avenue, PuDong New Area, Shanghai, PRC 200122
Tel:	+86-21-68761206
Fax:	+86-21-68761115
Email:	modulecs@jinkosolar.com
Website:	www.jinkosolar.com

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